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                                                                   Exhibit 10(a)

                                PURCHASE CONTRACT

         THIS PURCHASE CONTRACT ("Contract") is entered into as of the _____ day of ___________, 1997, between ALVIN W. WUNDERLICH, JR., TRUSTEE OF THE ALVIN W. WUNDERLICH, SR., TRUST NUMBER 1 ("Seller"), whose address is 616 Azalea Lane, Vero Beach, Florida 32963, and FLORAFAX INTERNATIONAL, INC. ("Buyer"), a Delaware corporation, whose address is 8075 20th Street, Vero Beach, Florida 32966.

         1. SALE AND PROPERTY. Subject to the terms and conditions of this Contract, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the following property (the "Property") in the City of Vero Beach, Indian River County, Florida:

         (a) a parcel of land containing 5 acres, more or less, located at 8075 20th Street, being more fully described on EXHIBIT "A" attached hereto and incorporated herein;

         (b) all buildings and improvements ("Improvements") located on the Property;

         (c) all mechanical systems, fixtures and equipment, including, but not limited to, compressors, and engines; electrical systems, fixtures and equipment; plumbing fixtures, systems and equipment, heating fixtures, systems and equipment; air conditioning fixtures, systems and equipment; furniture, carpets, drapes and other furnishings; maintenance equipment and tools; and all other machinery, equipment, fixtures and personal property of every kind and character, if any, owned by the Seller and located in, or on or used in connection with, the Property or the Improvements or the operations thereon ("Personal Property");

         (d) all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, in Seller's possession which relate to the Property, the Improvements or the Personal Property;

         (e) all plans and building specifications, environmental studies and other materials of any kind in Seller's possession solely related to the Improvements.

         (f) Seller's interest, being all of landlord's interest, in any and all leases and rental agreements with tenants occupying, or having the right to occupy, space situated in the Improvements or otherwise having rights with regard to the use of the Property or the Improvements ("Leases"), and all security deposits, if any, held in connection with such Leases.

         2. CONSIDERATION. As full consideration for the Property, Buyer agrees to pay to Seller at Closing (i) cash in the sum of $500,000.00, and (ii) 30,000 shares of common stock of Buyer, par value one cent ($.01) per share (the "Purchase Price").

         3. EARNEST MONEY. Upon the signing of this Contract, Buyer shall deposit the sum of $10,000.00 (the "Earnest Money"), as earnest money to bind this sale, with Chicago Title Insurance Company ("Escrow Agent"), 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, Attention: Tom Garner - National Business Unit. Upon Closing, the Earnest Money shall be applied to the Purchase Price. The Earnest Money shall be deposited by Escrow Agent in a Federally-insured




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interest-bearing account, and the interest earned on the deposit shall be credited to Buyer (Federal ID No. 41-0719035).

         4. DEPOSIT DATE. The date on which a copy of this Contract executed by Seller and Buyer and a check for the Earnest Money are deposited with Escrow Agent is referred to herein as the "Deposit Date."

         5. SURVEY. Within 30 days after the Deposit Date, Buyer, at its option, may obtain a current boundary and topographical survey and field notes of the Property (the "Survey") prepared and certified in A.L.T.A. form by a licensed surveyor acceptable to Escrow Agent.

         6. TITLE COMMITMENT. Within 30 days after the Deposit Date, Buyer, at its expense, shall cause Escrow Agent to deliver to Buyer an Owner's Policy Title Commitment issued by Escrow Agent, together with true copies of all recorded documents referred to therein (the "Title Commitment"). The Title Commitment shall obligate Escrow Agent to issue an Owner's Policy of Title Insurance underwritten by Chicago Title Insurance Company insuring title to the Property in Buyer in the amount of the Purchase Price, upon delivery and recording of the instruments referred to herein.

         7. BUYER'S OBJECTIONS. Buyer hereby waives any objection to the following exceptions, as referenced in that certain title policy issued by First American Title Insurance Company (Policy No. FA-35-032610):

         (i) Easement to Florida Power & Light Company from First Bankers of Indian River County recorded March 15, 1984, in Official Records, Volume 681, Page 2240 of the Public Records of Indian River County, Florida.

         (ii) All canals, ditches and rights of way, if any, of the Indian River Farms Drainage District.

         (iii) Rights of First Union National Bank of Florida, now in possession under an unrecorded lease.

         (iv) The following matters shown on that certain survey of the subject property prepared by CARTER ASSOCIATES, INC., dated February 24, 1995 and bearing Project No. 95-1535:

                  (a) encroachment of asphalt paving off the subject property to the North;

                  (b) encroachments of asphalt paving with the land covered by Florida Power and Light Easement recorded in Official Records Book 681, Page 2240, of the Public Records of Indian River County, Florida.

Notwithstanding the above-referenced exceptions which are accepted by Buyer, if there are any other exceptions stated in the Title Commitment or any matters shown on the Survey which, in Buyer's judgment, will interfere with Buyer's intended use of the Property or will materially impair its marketability, Buyer shall, within 15 days after receipt of the latter of the Title Commitment and the Survey, specify to Seller in writing the exceptions or matters to which Buyer objects. Seller shall have no obligation to cure any objections raised by Buyer. If for any reason Buyer's objections are not removed (or waived by Buyer in writing) on or prior to the Closing Date, either party may terminate this Contract by written notice to the other, in which event the Earnest Money and accrued


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interest thereon shall be promptly delivered to Buyer, and neither party shall have any further obligation hereunder.

         8. OWNERSHIP DOCUMENTS. Within fifteen (15) days after the Deposit Date, Seller shall, if available, furnish to Buyer true and correct copies of the items listed below (collectively, "Ownership Documents"):

         a.       all management, maintenance or other service agreements;

         b. executed copies of all Leases, and amendments thereto (other than the lease by and between Seller and Buyer); and

         c. any surveys or reports in Seller's possession, including but not limited to environmental, asbestos, drainage, and water retention studies.

         9. FEASIBILITY. Buyer shall have 90 days after the Deposit Date (the "Feasibility Period") to examine the Property and any Ownership Documents. Such examination may include any matters that Buyer finds relevant to its decision to purchase the Property, including without limitation, a soil, hazardous substance, engineering and feasibility study. If Buyer disapproves of, or is dissatisfied with the physical condition of the Property or the results of any investigation made concerning the Property, in Buyer's sole and absolute discretion Buyer may, prior to expiration of the Feasibility Period, terminate this Contract by giving Seller written notice of said termination. If Buyer fails to give Seller timely written notice of such termination, all objections will be waived, and this Contract will become binding on both parties. If Buyer terminates this Contract as provided herein in this Section, the Escrow Agent, without further authorization or direction from Seller, will immediately refund the Earnest Money and accrued interest thereon to Buyer. Thereafter, neither Buyer nor Seller will have any further obligations or liabilities under this Contract.

         10. NO FURTHER CONTRACTS. From the Deposit Date hereof until the date of the Closing Date or the earlier termination of this Contract, Seller shall
(a) maintain and operate the Property in the same manner in which the Property was operated as of the Closing Date, and will not knowingly permit to be committed any waste on the Property, (b) continue all Leases, and insurance policies relative to the Property in full force and effect, (c) neither cancel, amend, enter into nor renew any lease, without the written consent of Buyer (which consent will not be withheld unreasonably), (d) not knowingly enter into any agreement or instrument which would constitute an encumbrance on the Property without prior written consent of Buyer (which consent will not be withheld unreasonably), and (e) not remove Personal Property owned by Seller from the Improvements and/or Property.

         11. CLOSING. The sale and purchase of the Property shall be closed (the "Closing") at the offices of the Escrow Agent specified in Section 3 on January 5, 1998, or on such other date as may be agreed upon in writing by the parties (the "Closing Date").

       12. DEED TO BUYER. At Closing, Seller at its expense shall execute and deliver to Buyer a General Warranty Deed in recordable form conveying to Buyer good and indefeasible fee simple title to the Property, subject only to the following (the "Permitted Exceptions"):

         (a) Exceptions set forth in the Title Commitment which have been accepted or deemed accepted by Buyer pursuant to Section 7;


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         (b)      Ad valorem taxes on the Property for the year of Closing and subsequent years, not yet due and payable; and

         (c)      Existing building and zoning ordinances.

         13. SELLER'S CLOSING OBLIGATIONS. At Closing, Seller shall also deliver to Buyer, at Seller's sole cost and expense, each of the following items:

                  (a) a Bill of Sale transferring all of the Personal Property associated with the Property and an assignment of such Personal Property;

                  (b) an assignment of all warranties, guaranties and service contracts associated with the Property, if any;

                  (c) an assignment of all Leases associated with the Property;

                  (d) signed estoppel certificate(s) from each tenant on such form as shall be provided by Buyer's counsel, and approved by Seller;

                  (e) executed letters to each tenant of the Property notifying them of the change in ownership of the Property; and

                  (f) termination letters to all providers of service to the Property, if any, if Buyer elects not to assume the contracts relating to said services.

         14. TITLE POLICY. At Closing, the Escrow Agent shall deliver to Buyer, at Buyer's sole cost and expense, an Owner' Policy of Title Insurance ("Title Policy") issued by the Escrow Agent and underwritten by Chicago Title Insurance Company in Buyer's favor in the full amount of the Purchase Price insuring Buyer's fee simple title to the Property. The Title Policy shall be in A.L.T.A. form, with the general exceptions deleted at Buyer's expense, and shall be subject to no special exceptions other than the Permitted Exceptions.

         15. AD VALOREM TAXES. At Closing, ad valorem taxes on the Property for the year of Closing shall be paid by Buyer.

         16. STAMP TAX. The Florida stamp tax payable with respect to the execution and delivery of Seller's General Warranty Deed shall be paid by Buyer, and the stamps representing payment of such tax shall be affixed to such Deed at Closing.

         17. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller warrants and represents the following is true and correct as of the date of Closing:

                  (a) Seller has full power and authority to enter into this Contract, and requires no further action or approval in order to constitute this Contract as binding and enforceable obligations of Seller. Further, the execution and delivery of this Contract by Seller and the due observation and performance by Seller of its terms, provisions and covenants shall not contravene, violate or constitute a default under any contract, agreement or undertaking to which Seller is a party or by the terms of which Seller or the Property are bound.


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                  (b) To the best of Seller's knowledge, no litigation or
         proceeding is pending or threatened relating specifically to the Property, which if adversely determined, could have a material adverse effect on title to and/or the use, or which could, in any way, interfere with the consummation of this Contract.

                  (c) To the best of Seller's knowledge, it has not received written notification of condemnation proceedings which may affect the Property in the future, which has not otherwise been disclosed to Buyer or its agents.

                  (d) To the best of Seller's knowledge, it has not received written notification of any violations of applicable federal, state or local codes, regulations or laws affecting any material portion of the Property, which has not otherwise been disclosed to Buyer or its agents.

                  (e) To the best of Seller's knowledge, the Property is not currently being used, and Seller has no knowledge that it has ever been used, for the storage or disposal of any hazardous or toxic materials, which has not otherwise been disclosed to Buyer or its agents.

         18. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer warrants and represents the following is true and correct as of the date of Closing:

                  (a) In accordance with Buyer's Certificate of Incorporation, as amended, the total number of shares which Buyer is authorized to issue is (i) eighteen million (18,000,000) shares of common stock, par value one cent ($.01) per share and (ii) six hundred thousand (600,000) shares of preferred stock, par value ten dollars ($10.00) per share ("Preferred Stock"). There are no issued and outstanding shares of Preferred Stock.

         19. COMMISSION. Seller and Buyer represent and warrant to each other that no real estate commission or finder's fee is or shall be payable to any third party with respect to this Contract or the sale herein contemplated.

         20. COSTS. At or prior to Closing, Buyer shall pay all surveying costs, all costs associated with the issuance of the Title Commitment and the Title Policy, the Florida stamp tax, all escrow fees, and the costs of recording all closing instruments. Each party shall pay its own attorneys' fees.

         21. RIGHT OF ENTRY. At any time and from time to time prior to the Closing, and at Buyer's sole expense, Buyer or its authorized agents shall have the right to enter upon the Property for any lawful purpose, including, without limitation, making surveys and site analyses, test borings, and engineering studies. Buyer agrees to indemnify and hold harmless Seller from any damages or liability to persons or property that might arise therefrom, and Buyer agrees to repair, or pay to Seller the cost of, any damages caused by such entry. The provisions of this Section shall survive the Closing or earlier termination of this Contract.




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         22. DAMAGE OR DESTRUCTION PRIOR TO CLOSING. In the event that either the Improvements or Personal Property associated with the Property should be damaged by any casualty prior to such Closing, and if the cost of repairing such damage, as estimated by an independent contractor ("Independent Contractor") retained by Buyer (and approved by Seller, which approval shall not be withheld unreasonably or unduly delayed) is:

                  (a) less than Fifty Thousand Dollars ($50,000.00), then, at Seller's option: (i) Seller shall repair such damage prior to the Closing date, restoring the damaged Property at least to its condition immediately prior to such damage, or (ii) elect to close the transaction and Buyer shall receive a credit at such Closing in an amount necessary to make such repairs as determined by the Independent Contractor, or if said cost is

                  (b) equal to or more than Fifty Thousand Dollars ($50,000.00) then the Buyer may elect within twenty (20) days of notification to Buyer of such occurrence to (i) terminate this Contract or (ii) require Seller to assign to Buyer at Closing, all insurance proceeds payable for such damage, and pay to Buyer at Closing the amount of any deductible required by Seller's insurance policies, and the sale shall be closed without the Seller's repairing such damage.

         23. EMINENT DOMAIN. If prior to Closing a material portion of the Property, as determined by Buyer in its sole discretion, shall be taken by any governmental authority under the power of eminent domain or by any private organization possessing the power of eminent domain, this Contract shall terminate on the date of taking, and the Escrow Agent shall thereupon promptly return to Buyer the Earnest Money, and the parties hereto shall thereafter be released of any obligation or liability by reason of the execution of this Contract.

         24. ASSIGNMENT. Buyer may assign this Contract and all rights hereunder to a party owned or controlled by Buyer without Seller's consent, provided the assignee shall assume in writing all the obligations of Buyer hereunder, and, provided further, Buyer has furnished Seller with an executed copy of such assignment. Except with Seller's prior written consent, which consent shall not be unreasonably withheld or delayed, Buyer may not otherwise assign this Contract to an unrelated third party.

         25. TIME OF ESSENCE. Time is of the essence of this Contract.

         26. UNENFORCEABILITY OR INAPPLICABLE PROVISIONS. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein.

         27. COUNTERPARTS. This Contract may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

         28. APPLICABLE LAW. This Contract shall be construed under and in accordance with the laws of the State of Florida.

         29. ATTORNEY'S FEES. In the event either Buyer or Seller should bring suit against the other in respect to any matters provided for in this Contract, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees in connection with such suit.

         30. FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and/or deliver such other instruments and documents as either Seller or Buyer, or their respective counsel, may reasonably require in order to effect the intents and purposes of this Contract. Further, Seller and Buyer each agree to deliver to the Title Company affidavits and such other assurances as may reasonably be necessary or required to enable the Title Company to issue the Title Policy as contemplated in this Contract.


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         31. TIME PERIODS. Unless otherwise expressly provided, all periods for delivery or review and the like shall be determined on a "calendar" day basis. If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal holiday, the time therefor shall be extended to the next business day.

         32. NOTICES. All notices given hereunder shall be in writing and shall be delivered in person to the addressee or shall be sent by registered, express or certified mail (postage prepaid). Any such notice shall be effective when delivered, if delivered in person, or when deposited in the mail, if mailed as above provided. Notices shall be addressed to the parties at their respective addresses set forth in the preamble to this Contract.

         33. DEFAULT. If Seller fails to comply with any provision of this Contract and fails to cure the default within 10 days after notice from Buyer, Buyer may, as its sole remedy, receive a refund of the Earnest Money, in which latter event Seller shall be released from this Contract. If Buyer fails to comply with any provision of this Contract and fails to cure the default within 10 days after notice from Seller, Seller may, as its sole remedy, retain the Earnest Money, including interest, as liquidated damages, in which latter event Buyer shall be released from this Contract.

         34. EFFECT. This Contract contains the entire agreement of the parties with respect to the sale of the Property and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. This Contract may not be amended except by an instrument in writing signed by all parties. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

         35. DEPOSIT WITH ESCROW AGENT. If a copy of this Contract executed by Seller and Buyer and a check for the Earnest Money are not deposited with Escrow Agent by the close of business on August 29, 1997, this Contract shall be void and of no force or effect.

         Executed in counterparts as of the date first above written.



--------------------------------      ----------------------------------------
First Witness                         ALVIN W. WUNDERLICH, JR.,
Name:                                 Trustee of the Alvin W. Wunderlich, Sr.,
     ---------------------------      Trust Number 1


Second Witness
Name:
     ---------------------------


--------------------------------      FLORAFAX INTERNATIONAL, INC.
First Witness
Name:
     ---------------------------      By:
                                         -------------------------------------
                                         James H. West, President

--------------------------------
Second Witness
Name:
     ---------------------------



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                                   EXHIBIT "A"

                          (insert property description)

         The West 5 acres of the East 15 acres of Tract 12, Section 1, Township 33 South, Range 38 East, according to the last general plat of lands of the Indian River Farms Company filed in the office of the Clerk of the Circuit Court of St. Lucie County, Florida, in Plat Book 2, Page 25; said land now lying and being in Indian River County, Florida.